UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2012

DIRECT MARKETS HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 14, 2012, the Registrant’s broker-dealer subsidiary, Rodman & Renshaw, LLC, filed a Form BDW – Uniform Request for Withdrawal of Broker Dealer – with the Financial Industry Regulatory Authority (“FINRA”).  Upon acceptance by FINRA, Rodman & Renshaw, LLC’s broker dealer license will terminate.  This filing followed Rodman & Renshaw, LLC informing FINRA on September 12, 2012 that it was no longer in compliance with the SEC’s Net Capital Rule 15c3-1, and, accordingly, that such subsidiary would cease conducting its securities business, other than liquidating transactions, unless and until it can achieve compliance with the rule.

The Registrant continues to explore options for the commercialization or monetization of its Direct Markets electronic platform and the sale of assets related to its broker-dealer business.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Direct Markets Holdings Corp.

Dated: September 14, 2012	By: /s/ Edward Rubin
Edward Rubin Chief Executive Officer